3Pea International Reports Record Second Quarter and Six Month 2012 Results

3Pea International reports record revenues, operating income and net income of $.04 per share.

Henderson, NV. August 14, 2012- 3Pea International Inc., (OTCBB-TPNL), a payment solutions company, today announced financial results for the quarter ended June 30, 2012.

Second Quarter 2012 Highlights

   - Revenues increased 383% to $2,549,003 for the second quarter of 2012 up from $665,033 for the second quarter of 2011.

   - Operating income increased 477% to $360,468 for the second quarter of 2012, up from $75,513 for the second quarter of 2011.

  - Net Income increased to $1,480,820 or .04 per basic and diluted share, up from $59,656 or .00 per share in the second quarter of 2011

Results of Operations

Three Months ended June 30, 2012 and 2011

Revenues for the three months ended June 30, 2012 were $2,549,003, an increase of $1,883,970 compared to the same period in the prior year, when revenues were $665,033. The increase in revenue is due to increased processing and the launch of eight new plasma donation centers utilizing a new incentive rewards programs during the second quarter which we believe will contribute to an increase in overall revenues for 2012. Our pharmaceutical marketing cards continue to make up a majority of our revenues and will continue to do so for the next 24 months. Over the longer term, we expect our revenues to trend upward as the economy improves and as we roll out additional debit card products utilizing our processing platform.

Gross profit for the three months ended June 30, 2012 was $515,739, an increase of $282,880 compared to the same period in the prior year, when gross profit was $232,859. Our overall gross profit percentage approximated 20% and 35% during the fiscal years 2012 and 2011 which is consistent with our overall expectations.

In the three months ended June 30, 2012, we recorded operating income of $360,468, as compared to operating income of $75,513 in the same period in the prior year, an improvement of $284,955.

Other income (expense) for the three months ended June 30, 2012 was $1,120,349, an increase in net other income (expense) of $1,136,206 compared to the same period in the prior year when other income (expense) was ($15,857). The overall increase in net other income (expense) in 2012 is primarily due to a gain on debt extinguishment totaling $1,136,055 arising from the conversion of two outstanding promissory notes totaling $1,667,750 in exchange for a total of 3,335,500 shares of common stock and warrants for 3,335,500 shares of common stock with an exercise price of $0.50.

Our net income for the three months ended June 30, 2012 was $1,480,820, an increase of $1,421,164 compared to the same period in the prior year, when we recorded net income of $59,656. The increase in our net income is attributable to the aforementioned factors.

Six Months ended June 30, 2012 and 2011

Revenues for the six months ended June 30, 2012 were $4,033,595, an increase of $2,430,994 compared to the same period in the prior year, when revenues were $1,602,601. The increase in revenue is due to increased processing and the launch of sixteen new plasma donation centers utilizing a new incentive rewards programs during the first six months of 2012 which we believe will contribute to an increase in overall revenues for 2012. Our pharmaceutical marketing cards continue to make up a majority of our revenues and will continue to do so for the next 24 months. Over the longer term, we expect our revenues to trend upward as the economy improves and as we roll out additional debit card products utilizing our processing platform.

Gross profit for the six months ended June 30, 2012 was $778,526, an increase of $359,085 compared to the same period in the prior year, when gross profit was $419,441. Our overall gross profit percentage approximated 19% and 26% during the fiscal years 2012 and 2011 which is consistent with our overall expectations.

In the six months ended June 30, 2012, we recorded operating income of $452,556, as compared to operating income of $97,656 in the same period in the prior year, an improvement of $354,900.

Other income (expense) for the six months ended June 30, 2012 was $1,104,596, an increase in net other income (expense) of $1,136,136 compared to the same period in the prior year when other income (expense) was ($31,540). The overall increase in net other income (expense) in 2012 is primarily due to a gain on debt extinguishment totaling $1,136,055 arising from the conversion of two outstanding promissory notes totaling $1,667,750 in exchange for a total of 3,335,500 shares of common stock and warrants for 3,335,500 shares of common stock with an exercise price of $0.50.

Our net income for the six months ended June 30, 2012 was $1,557,152, an increase of $1,491,036 compared to the same period in the prior year, when we recorded net income of $66,116. The increase in our net income is attributable to the aforementioned factors.

According to the Company's Chief Financial Officer, Arthur de Joya, "we are very pleased with our results and look forward to the remaining six months in 2012.  Under the leadership and vision of our Chief Executive Officer, Mark Newcomer, we will continue to develop and seek out new card programs and to create customizable payment solutions to take advantage of our proprietary processing platform.

3PEA INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET
JUNE 30, 2012 AND DECEMBER 31, 2011
(UNAUDITED)
	June 30, 2012	December 31, 2011
ASSETS

Current assets
Cash	$117,621	$63,826
Cash Restricted	5,450,084	5,514,661
Accounts Receivable	2,107,178	1,250,320
Prepaid Expenses	--	3,970
Other receivables	4,125	--
Total current assets	7,679,008	6,832,777

Fixed assets, net	86,737	88,720

Intangible and other assets
Deposits	3,551	3,551
Intangible assets, net	249,992	171,775

Total assets	$8,019,288	$7,096,823

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$2,578,742	$2,001,047
Customer card funding	5,450,084	5,514,661
Notes payable- related parties	538,000	538,000
Convertible note payable	10,000	10,000
Notes payable	264,400	1,943,900
Total current liabilities	8,841,226	10,007,608

Long-term liabilities
Notes payable, non-current portion	--	--
Total long Term liabilities	--	--

Total liabilities	8,841,226	10,007,608
Stockholders' deficit
Common stock; $0.001 par value; 150,000,000 shares authorized,38,585,891 and 35,250,391 issued and outstanding at June 30, 2012 and December 31, 2011, respectively	38,586	35,250
Additional paid-in capital	5,504,045	4,975,686
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Accumulated deficit	(6,271,944)	(7,829,104)
Total 3Pea International, Inc.'s stockholders' deficit	(879,313)	(2,968,168)
Noncontrolling interest	57,375	57,383
Total stockholders' deficit	(821,938)	(2,910,785)

Total liabilities and stockholders' deficit	$8,019,288	$7,096,823

3PEA INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2012 AND 2011
(UNAUDITED)

	For the three months ended June 30,
	2012	2011

Revenues	$2,549,003	$665,033

Cost of revenues	2,033,264	432,174

Gross profit	515,739	232,859

Operating expenses
Depreciation and amortization	11,276	12,856
Selling, general and administrative	143,995	144,490

Total operating expenses	155,271	157,346

Income from operations	360,468	75,513

Other income (expense)
Interest expense	(15,706)	(15,857)
Gain on debt extinguishment	1,136,055	--
Total other income (expense)	1,120,349	(15,857)

Income before provision for income taxes and noncontrolling interest	1,480,817	59,656

Provision for income taxes	--	--

Net income before noncontrolling interest	1,480,817	59,656

Net income (loss) attributable to the noncontrolling interest	(3)	14

Net income attributable to 3Pea International, Inc.	$1,480,820	$59,642

Net income per common share - basic	$0.04	$0.00
Net income per common share - fully diluted	$0.04	$0.00

Weighted average common shares outstanding - basic	36,789,853	35,248,641
Weighted average common shares outstanding - fully diluted	38,329,314	35,248,641

3PEA INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011
(UNAUDITED)
	For the six months ended June 30,
	2012	2011

Revenues	$4,033,595	$1,602,601

Cost of revenues	3,255,069	1,183,160

Gross profit	778,526	419,441

Operating expenses
Depreciation and amortization	28,874	23,523
Selling, general and administrative	297,096	298,262

Total operating expenses	325,970	321,785

Income from operations	452,556	97,656

Other income (expense)
Interest expense	(31,459)	(31,540)
Gain on debt extinguishment	1,136,055	--
Total other income (expense)	1,104,596	(31,540)

Income before provision for income taxes and noncontrolling interest	1,557,152	66,116

Provision for income taxes	--	--

Net income before noncontrolling interest	1,557,152	66,116

Net income (loss) attributable to the noncontrolling interest	(8)	99

Net income attributable to 3Pea International, Inc.	$1,557,160	$66,017

Net income per common share - basic	$0.04	$0.00
Net income per common share - fully diluted	$0.04	$0.00

Weighted average common shares outstanding - basic	36,038,449	35,247,887
Weighted average common shares outstanding - fully diluted	36,826,506	35,247,887

About 3PEA International, Inc.

3PEA International, Inc. is a payment solutions company which currently focuses on providing prepaid debit program management and processing services. 3PEA provides a card processing platform consisting of proprietary systems and innovative software applications. 3PEA develops prepaid card programs for healthcare reimbursement payments, pharmaceutical assistance, corporate and incentive rewards, general purpose re-loadable cards, travel cards, and expense reimbursement cards. 3PEA cards are offered to end users through our relationships with bank issuers.

Forward-Looking Statements:

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3Pea undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:
3Pea International, Inc.
Brian Polan, 702-749-7234
Investor Relations
investor@3pea.com